OMB APPROVAL
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB Number: 3235-0060 Expires: November 30, 2027 Estimated average burden hours per response……………8.41

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2025

Global Technologies, LTD

(Exact name of registrant as specified in its charter)

Delaware	000-25668	86-0970492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

806 Green Valley Rd, Suite 200, Greensboro, NC	27408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 233-5151

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GTLL	OTC Markets “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SEC 873 (07-24)	Potential persons who are to respond to the collection of information contained in this Form are not required to respond unless the Form displays a currently valid OMB control number.

Item 8.01 – Other Events

Global Technologies, LTD (the “Company”) announces the formation of a new wholly owned subsidiary, GTLL Advisory Group, LLC, a Wyoming limited liability company, on May 20, 2025. The subsidiary was organized to provide advisory and consulting services to small and medium-sized businesses, with an initial focus on the health and wellness industry, including medical spas, clinics, and wellness centers.

The Company has also filed an application with the Wyoming Secretary of State to register the trade name “Glowell Advisors.” Upon approval, GTLL Advisory Group, LLC intends to conduct business under this name and operate online through its website at www.glowelladvisors.com.

The subsidiary’s principal business address is the same as the Company’s headquarters: 806 Green Valley Road, Suite 200, Greensboro, North Carolina 27408. The Company believes the formation of GTLL Advisory Group, LLC expands its operational footprint and creates new growth opportunities consistent with its strategic focus on innovation and health-related industries.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

● Exhibit 99.1	–	Press Release dated August 22, 2025, announcing the formation of GTLL Advisory Group, LLC and DBA Glowell Advisors.
104		Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TECHNOLOGIES, LTD
(Registrant)

Date August 22, 2025
/s/ H. Wyatt Flippen
(Signature)*